UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant To Section 13 OR 15 (d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) —December 9, 2008

NUCRYST PHARMACEUTICALS CORP.
(Exact name of registrant as specified in its charter)

Alberta, Canada	000-51686	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

NUCRYST Pharmaceuticals Corp.
101 College Road East
Princeton, New Jersey 08540
(Address of principal executive offices)
Registrant’s telephone number, including area code: (609) 228-8220
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) As previously reported on a Form 8-K filed on December 15, 2008, in connection with the previously announced relocation of the executive headquarters of NUCRYST Pharmaceuticals Corp. (the “Company”) from Wakefield, Massachusetts to Princeton, New Jersey, the Company’s Board of Directors terminated the employment of Edward Gaj, Jr., Vice President, Corporate Development, as an officer of the Company and as an employee of NUCRYST Pharmaceuticals Inc. (“NPI”), for reasons other than cause effective December 31, 2008 (the “Termination Date”). On December 24, 2008, NPI and Mr. Gaj entered into a Separation Agreement and General Release (the “Separation Agreement”) that provides for the termination of Mr. Gaj’s employment with NPI and as an officer of the Company, which agreement will become effective on January 1, 2009, unless it is revoked by Mr. Gaj before that date. Should Mr. Gaj revoke the Separation Agreement, the Company will be obligated to make only those payments required under his existing employment arrangements.
     Under the Separation Agreement, and subject to the terms and conditions set forth therein, Mr. Gaj is entitled to the following severance payments and benefits:
1.	A lump sum payment of $135,000 less applicable withholdings and deductions paid within 30 days following the Termination Date; and

2.	health care continuation coverage under COBRA until June 30, 2009.
     In consideration for the payments and benefits described above, Mr. Gaj provided to NPI, the Company and their affiliates a general release of claims as contained in the Separation Agreement.
     Mr. Gaj’s outstanding equity incentive awards, including any vested options or vested restricted stock units, will be governed by the terms and conditions set forth in the applicable award agreements under which the equity incentives were previously granted.
     On December 24, 2008, NPI and Mr. Gaj entered into a consulting agreement (the “Consulting Agreement”), effective January 1, 2009, pursuant to which Mr. Gaj will provide consulting services to NPI as may be requested from time to time by NPI at a fee of $900 per day. The Consulting Agreement is terminable by either party upon provision of written notice to the other party.
     The foregoing description of the Separation Agreement and Consulting Agreement is only a summary, is not complete and is qualified in its entirety by reference to the full text of the agreements, which are attached hereto as Exhibits 10.58 and 10.59 and are incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit
Number	Description

10.58	Separation Agreement and General Release between NUCRYST Pharmaceuticals Inc. and Edward Gaj, Jr., dated December 24, 2008.

10.59	Consulting Agreement between NUCRYST Pharmaceuticals Inc. and Edward Gaj, Jr., effective January 1, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nucryst Pharmaceuticals Corp.
By:	/s/Carol L. Amelio
Carol L. Amelio
Vice President, General Counsel and Corporate Secretary

Dated: December 31, 2008.

EXHIBIT INDEX

Exhibit
Number	Description

10.58	Separation Agreement and General Release between NUCRYST Pharmaceuticals Inc. and Edward Gaj, Jr., dated December 24, 2008.

10.59	Consulting Agreement between NUCRYST Pharmaceuticals Inc. and Edward Gaj, Jr., effective January 1, 2009.

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